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                    U.S. Securities and Exchange Commission

                            Washington, D.C.  20549

                                   Form 8-K

                                Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): Feb. 18, 1999 (Feb. 3, 1999)

                  CLARITI TELECOMMUNICATIONS INTERNATIONAL LTD.
                  ---------------------------------------------
                Exact name of Registrant as specified in charter


     Delaware                    33-90344                     23-2498715
     -------------------------------------------------------------------
   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)


     1341 North Delaware Avenue, Philadelphia, Pennsylvania    19125
     ---------------------------------------------------------------
     (Address of principal executive offices)                (Zip Code)


                                215-425-8682
                                ------------
           (Registrant's telephone number, including area code)


                                 Not applicable
                                 --------------
         (Former name or former address, if changed since last report)
















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Item 2. Acquisition or Disposition of Assets.

     On February 3, 1999, Clariti Telecommunications International, Ltd. ("Clariti") completed the sale of all of the outstanding capital stock of Telnet Products & Services, Ltd. ("Telnet") to Chadwell Hall Holdings, Ltd. ("CHH"), a diversified holding corporation that is Clariti's majority shareholder (the "Telnet Share Purchase and Sale Agreement"). Prior to its sale, Telnet was one of several businesses Clariti had acquired as part of its December 8, 1998 acquisition of GlobalFirst Holdings, Ltd. ("GlobalFirst") from CHH. Telnet owns and operates public communications centers located in the United Kingdom, France, Spain and Germany. Pursuant to the Telnet Share Purchase and Sale Agreement, Clariti will serve as the exclusive worldwide provider of telecommunications carrier services to Telnet and each of its subsidiaries. The sale of Telnet will enable GlobalFirst to focus its human and financial resources on becoming a profitable international telecommunications carrier and network services provider.

     In consideration for the capital stock of Telnet, CHH issued to Clariti a demand note in the amount of $21 million (the "$21 Million Note"), the estimated value of Telnet at the time it was acquired by Clariti on December 8, 1998. As a result, Clariti does not expect to report a material gain or loss on the sale of Telnet. The $21 Million Note carries a fixed interest rate of 4.62% and is payable, including accrued interest thereon, within 10 days of demand by Clariti. Pursuant to the terms of the $21 Million Note, CHH may repay the $21 Million Note and any accrued interest thereon in the form of Clariti restricted common stock valued at $1.75 per share. This price per share is the same as that used in Clariti's acquisition of GlobalFirst (including Telnet) from CHH in December 1998.

     Also on February 3, 1999, Clariti entered into a Share Exchange Agreement with CHH pursuant to which Clariti will acquire for $34 million all of the outstanding capital stock of MediaTel Global Communications, Ltd. ("MediaTel"). MediaTel is a switchless reseller of telecommunications services in the United Kingdom with annualized revenues of approximately $40 million. MediaTel is focused on providing high quality, low-cost retail telephone services to residential markets and small-to-medium sized enterprises located primarily in the United Kingdom.

     The $34 million purchase price was determined on an arms-length basis utilizing a valuation performed by Clariti's investment banker, ING Barings Furman Selz LLC. Clariti plans to obtain a fairness opinion regarding the purchase price from an independent valuation firm. Consideration to be paid by Clariti to CHH is expected to consist of:

(a) cancellation of the $21 Million Note, including accrued interest thereon,
(b) issuance of 3,555,555 shares of Clariti's restricted common stock valued at $8 million ($2.25 per share), and
(c) issuance of a convertible debenture (the "Convertible Debenture"), the face value of which will equal $5 million less the interest accrued on the $21 Million Note.

     The Convertible Debenture will carry a fixed interest rate of 4.62% and will be payable, including interest thereon, 90 days from the date of settlement. Pursuant to the terms of the Convertible Debenture, Clariti will have the option to convert the balance of the note, including accrued interest


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thereon, into shares of Clariti's restricted common stock at a fixed price of
$2.25 per share, the approximate market value of Clariti common stock on the date the MediaTel Share Exchange Agreement was entered. Consummation of Clariti's acquisition of MediaTel is expected to occur in March 1999 and is subject to satisfactory completion of Clariti's due diligence and other customary conditions.

     If Clariti acquires MediaTel pursuant to the Share Exchange Agreement and if Clariti exercises its option to convert the entire balance of the Convertible Debenture into Clariti common stock, CHH will hold approximately 80% of Clariti's outstanding common stock (76% on a fully diluted basis).

     The Telnet Share Purchase and Sale Agreement and the MediaTel Share Exchange Agreement are filed as Exhibits 2.1 and 2.2, respectively, hereto. Clariti issued a press release on February 10, 1999 regarding the Telnet Share Purchase and Sale Agreement and another press release on February 12, 1999 regarding the MediaTel Share Exchange Agreement, which are filed as Exhibits
99.1 and 99.2, respectively, hereto.


Item 7. Financial Statements and Exhibits.

(a)  Financial Statements

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K within the time constraints stipulated by the Securities and Exchange Commission.

(b)  Pro Forma Financial Information

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Item 7(b)(2). In accordance with Item 7(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K within the time constraints stipulated by the Securities and Exchange Commission.

(c)  Exhibits

2.1 Telnet Share Purchase and Sale Agreement dated February 3, 1999 between Clariti Telecommunications International, Ltd., and Chadwell Hall Holdings, Ltd.

2.2 MediaTel Share Exchange Agreement dated February 3, 1999 between Clariti Telecommunications International, Ltd., and Chadwell Hall Holdings, Ltd.

*99.1 Financial Statements of MediaTel

*99.2 Pro forma financial information with respect to the registrant's disposition of Telnet.

*99.3 Pro forma financial information with respect to the registrant's acquisition of MediaTel.



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99.4  Press release dated February 10, 1999 announcing the completion of
      Clariti Telecommunications International, Ltd.'s sale of 100% of the outstanding stock of Telnet Products and Services, Ltd.

99.5 Press release dated February 12, 1999 announcing the of signing of a Share Exchange Agreement pursuant to which Clariti Telecommunications International, Ltd. will acquire 100% of the outstanding stock of MediaTel Global Communications, Ltd.

---------------------------
*  To be filed by amendment





                                 Signature
                                 ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CLARITI TELECOMMUNICATIONS
                                                 INTERNATIONAL, LTD.
                                                 (Registrant)

February 18, 1999

                                                 By: s/James M. Boyd, Jr.
                                                     --------------------
                                                     James M. Boyd, Jr.
                                                     Vice President of Finance
                                                     and Chief Accounting
                                                     Officer







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